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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 23, 2007

                             VOYAGER PETROLEUM, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                       000-32737                 88-049002272
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                   16 East Hinsdale Avenue, Hinsdale, IL 60521
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (630) 325-7130

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                                   61 Broadway
                            New York, New York 10006
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On August 23, 2007, Voyager Petroleum, Inc. (the "Company") entered into a Sixth Amendment to the Purchase and Sale Agreement with Deacon Enterprises, Inc. ("Deacon"), a Michigan corporation, for the purchase of a processing facility located in Detroit, Michigan (the "Sixth Amendment"). Pursuant to the terms of the Sixth Amendment, the Company's right to inspect and evaluate the Property was extended from August 23, 2007 until September 30, 2007 at 5:00 EST without any additional cost to the Company. The extensions have been necessary to fully evaluate title issues and obtain appropriate easements. If the Closing does not occur by September 30, 2007, Deacon may terminate the Agreement and retain the $35,000 deposit held in escrow. If the parties proceed to closing at any time, the deposit will be applied to the purchase price. The parties agreed to reduce the purchase price to $725,000. A copy of the Sixth Amendment is attached hereto as Exhibit 99.1.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      Exhibits

      99.1 Sixth Amendment to the Purchase and Sale Agreement, dated August 23, 2007, by and between Voyager Petroleum, Inc. and Deacon Enterprises, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              VOYAGER PETROLEUM, INC.


Date: August 24, 2007                         /s/ Sebastien DuFort
                                              ----------------------------------
                                              Sebastien DuFort
                                              President